EXHIBIT 21.1

SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation
1	Ardence, Inc.	Massachusetts
2	Ardence Delaware, Inc.	Delaware
3	Citrix Application Networking, LLC	Delaware
4	Citrix Development Corp.	Delaware
5	Citrix Gateways, Inc.	Delaware
6	Citrix Holanda B.V.	Netherlands
7	Citrix Offshore Investments, Ltd.*	Cayman Islands
8	Citrix Online Audio, LLC	Delaware
9	Citrix Online AUS Pty Ltd.	Australia
10	Citrix Online Conference Services Group, LLC	Delaware
11	Citrix Online Holdings GmbH	Switzerland
12	Citrix Online Ireland Limited	Ireland
13	Citrix Online LLC	Delaware
14	Citrix Online Service Provider Group, Inc.	Delaware
15	Citrix Online UK Ltd.	United Kingdom
16	Citrix Overseas Holdings, B.V.	Netherlands
17	Citrix R&D India Private Limited	India
18	Citrix Sistemas de Argentina, S.R.L.	Argentina
19	Citrix Sistemas de Chile Lda	Chile
20	Citrix Sistemas de Mexico S. de RL de CV	Mexico
21	Citrix Sistemas do Brasil Ltda.	Brazil
22	Citrix Systems Asia Pacific Pty Ltd.*	Australia
23	Citrix Systems Australasia R&D Pty, Ltd.	Australia
24	Citrix Systems Belgium S.A.R.L.*	Belgium
25	Citrix Systems Canada, Inc.	Ontario
26	Citrix Systems Denmark ApS*	Denmark
27	Citrix Systems Finland Oy*	Finland
28	Citrix Systems France SARL*	France
29	Citrix Systems GmbH*	Austria
30	Citrix Systems GmbH*	Germany
31	Citrix Systems GmbH	Switzerland
32	Citrix Systems Holding LLC	Delaware
33	Citrix Systems Hong Kong Limited*	Hong Kong
34	Citrix Systems India Private Limited*	India
35	Citrix Systems Information Technology (Beijing) Ltd	China
36	Citrix Systems International GmbH	Switzerland
37	Citrix Systems Ireland Ltd*	Ireland
38	Citrix Systems Italia S.r.L.*	Italy
39	Citrix Systems Japan Kabushiki Kaisha*	Japan
40	Citrix Systems Japan R&D KK	Japan
41	Citrix Systems Korea Limited	Korea
42	Citrix Systems Netherlands, B.V.*	Netherlands
43	Citrix Systems Norway AS*	Norway
44	Citrix Systems Overseas Holding GmbH	Switzerland
45	Citrix Systems Poland Sp. Zo.o*	Poland
46	Citrix Systems R&D OOO	Russia
47	Citrix Systems (Research & Development) Ltd.	United Kingdom
48	Citrix Systems Singapore Pte Ltd.*	Singapore
49	Citrix Systems South Africa (Pty) Ltd.*	South Africa
50	Citrix Systems Spain, SL*	Spain
51	Citrix Systems Sweden AB*	Sweden
52	Citrix Systems UK Limited*	United Kingdom
53	Deterministic Networks, Inc.	California
54	851 West Cypress Creek Road Acquisition LLC	Delaware
55	Jibe Networks, Inc.	Delaware

	Subsidiary	Jurisdiction of Incorporation
56	Orbital Data Corporation	Delaware
57	Peninsula Investment Corp.	Delaware
58	Quicktree, Inc.	Delaware
59	Reflectent Software, Inc.	Delaware
60	Teros, Inc.	Delaware
61	Venturcom GmbH	Germany
62	XenSource, LLC	Delaware

*	Wholly-owned subsidiaries of Citrix Systems International GmbH